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                                                                     EXHIBIT 4.1









                        MARSH DEFERRED COMPENSATION PLAN





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                        MARSH DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS

                                    ARTICLE I
                                     PURPOSE

1.1  Purpose..................................................................................1


                                   ARTICLE II
                                   DEFINITIONS

2.1  Definitions..............................................................................2
     (a)      Administrator...................................................................2
     (b)      Adopting Company................................................................2
     (c)      Aggregate Deferral Dollars......................................................2
     (d)      Aggregate Deferral Percentage...................................................2
     (e)      Beneficiary.....................................................................3
     (f)      Board of Directors..............................................................3
     (g)      Cause...........................................................................3
     (h)      Change in Control...............................................................3
     (i)      Code............................................................................5
     (j)      Company.........................................................................5
     (k)      Company Stock...................................................................5
     (l)      Compensation....................................................................5
     (m)      Deferred Compensation Account...................................................5
     (n)      Disability......................................................................5
     (o)      Early Retirement................................................................5
     (p)      Effective Date..................................................................5
     (q)      Elective Deferrals..............................................................6
     (r)      Employee........................................................................6
     (s)      Employer........................................................................6
     (t)      Employer Matching Amount........................................................6
     (u)      Employer Matching Contributions.................................................6
     (v)      Fair Market Value...............................................................6
     (w)      401(k) Dollars..................................................................6
     (x)      401(k) Plan.....................................................................6
     (y)      Grandfathered Benefit Account...................................................6
     (z)      Grandfathered Benefit Amount....................................................6
     (aa)     Grandfathered Contributions.....................................................6



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
     (bb)     Highly Compensated Employee.....................................................7
     (cc)     Matching Account................................................................7
     (dd)     Matching Contribution Account...................................................7
     (ee)     MDCP Supplemental Trust.........................................................7
     (ff)     Normal Retirement...............................................................7
     (gg)     Participant.....................................................................7
     (hh)     Pension Plan....................................................................7
     (ii)     Plan............................................................................7
     (jj)     Plan Year.......................................................................7
     (kk)     Potential Change in Control.....................................................7
     (ll)     Profit Based Matching Account...................................................8
     (mm)     Profit Based Matching Amount....................................................9
     (nn)     Profit Based Matching Contributions.............................................9
     (oo)     Retirement Committee............................................................9
     (pp)     Salary Deferral Agreement.......................................................9
     (qq)     Salary Reduction Contributions..................................................9
     (rr)     Separation from Service.........................................................9
     (ss)     SRP.............................................................................9
     (tt)     Year of Service.................................................................9


                                   ARTICLE III
                                  PARTICIPATION

3.1  Participation...........................................................................10


                                   ARTICLE IV
                                ACCOUNTS; VESTING

4.1  Establishment of Accounts...............................................................11
4.2  Deferred Compensation Account...........................................................11
4.3  Matching Account........................................................................11
4.4  Grandfathered Benefit Account...........................................................12
4.5  Profit Based Matching Account...........................................................13
4.6  Earnings Credited to Deferred Compensation Account......................................13
4.7  Earnings Credited to Matching Account, Grandfathered
     Benefit Account and Profit Based Matching Account.......................................14
4.8  Vesting.................................................................................14



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
                                    ARTICLE V
                               PAYMENT OF BENEFITS

5.1  Eligibility for Payment.................................................................16
5.2  Separation from Service.................................................................16
5.3  Time of Payment.........................................................................16
5.4  Form of Payment.........................................................................17
5.5  Medium of Payment.......................................................................18
5.6  Hardship Withdrawal.....................................................................18


                                   ARTICLE VI
                                  BENEFICIARIES

6.1  Designation of Beneficiary..............................................................20
6.2  Failure to Designate a Beneficiary......................................................20


                                   ARTICLE VII
                      PLAN ADMINISTRATION AND CLAIMS REVIEW

7.1  Plan Administrator......................................................................21
7.2  Appointment of Administrator............................................................22
7.3  Claims Procedure........................................................................22


                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

8.1  Amendment...............................................................................24
8.2  Termination.............................................................................24


                                   ARTICLE IX
                            PROHIBITION ON ALIENATION

9.1  Prohibition on Alienation...............................................................25


                                    ARTICLE X
                CHANGE IN CONTROL OR POTENTIAL CHANGE IN CONTROL

10.1 Change in Control or Potential Change in Control........................................26



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
                                   ARTICLE XI
                              TERMINATION FOR CAUSE

11.1 Termination for Cause...................................................................27


                                   ARTICLE XII
                                  MISCELLANEOUS

12.1 Plan Unfunded...........................................................................28
12.2 No Trust................................................................................28
12.3 No Contract of Employment...............................................................28
12.4 Gender; Number..........................................................................29
12.5 Choice of Law...........................................................................29





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                                    ARTICLE I
                                     PURPOSE


         1.1 Purpose. This Marsh Deferred Compensation Plan (the "Plan") is an unfunded plan designed to benefit a select group of management or highly compensated employees who are covered under the Marsh Supermarkets, Inc. 401(k) Plan (the "401(k) Plan") by providing them with the opportunity to defer compensation and be credited with employer matching contributions that cannot be deferred or contributed under the 401(k) Plan because of limitations on such deferrals or employer matching contributions under Section 401(a)(17), 401(k)(3), 401(m)(2), 402(g) or 415 of the Internal Revenue Code of 1986, as amended. The Plan is also designed to benefit a select group of management or highly compensated employees who are not participants in the Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries by crediting them with a benefit under the Plan based on the benefit they would have accrued under the Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries, which was frozen as of December 31, 1996.

        It is intended that compensation and other amounts credited under the Plan be deferred until after the Participant's death, disability, early retirement, normal retirement or other termination of employment. Payments may also be made while employment continues in the case of financial hardship due to unforeseeable emergencies.



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                                   ARTICLE II
                                   DEFINITIONS


         2.1 Definitions. The following words and phrases used herein shall have the following meanings:

                  (a) Administrator: The individual or committee or individuals appointed to administer the Plan pursuant to Section 7.2, which unless changed by the Board of Directors shall be the Retirement Committee.

                  (b) Adopting Company: Any organization, including a limited liability company, or corporation affiliated with the Company which is authorized by the Board of Directors of the Company to adopt the Plan, and which adopts the Plan. The term shall also include the Company and any organization or corporation into which an Adopting Company may be merged or consolidated or by which it may be succeeded, and which may adopt the Plan.

                  (c) Aggregate Deferral Dollars: The product of multiplying a Participant's Aggregate Deferral Percentage by his Compensation.

                  (d) Aggregate Deferral Percentage: The total percentage of Compensation which a Participant elects to defer under the Plan and the 401(k) Plan for the Plan Year; provided, however, that the Aggregate Deferral Percentage shall be no more than fifteen percent (15%) of Compensation and no less than six percent (6%) of Compensation (or such other percentage of Compensation as determined by the Administrator in its sole discretion).



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                  (e) Beneficiary: The person or estate entitled under the terms of Article VI to receive payment after the death of the Participant.

                  (f) Board of Directors: The Board of Directors of Marsh Supermarkets, Inc.

                  (g) Cause: A felony conviction or a failure to contest prosecution of a felony, or willful misconduct or dishonesty, any of which is directly and materially harmful to the business and reputation of the Company.

                  (h) Change in Control: The happening of any one of the following events:

                           (i) The Company ceases to be a publicly-owned
                  corporation having its outstanding common stock traded on the NASDAQ National Market or other national exchange; or

                           (ii) Any person or entity, including a "group" (as
                  defined in Section 13(d)(3) of the Securities Exchange Act of
                  1934), other than the Company or a benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities that may be cast for the election of the Board of Directors; or

                           (iii) During any period of two (2) consecutive years,
                  individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director



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                  was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                           (iv) The shareholders of the Company approve (1) any
                  merger, consolidation or other business combination of the Company with any other "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) or affiliate thereof, other than a merger or consolidation that would result in the outstanding Class A common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity) at least sixty percent (60%) of the outstanding Class A common stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, (2) a plan of complete liquidation of the Company; or (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

                  Notwithstanding the occurrence of any of the foregoing events, the Board of Directors may determine that an event otherwise constituting a Change in Control shall not be considered a Change in Control for purposes of the Plan because such event has been approved by the Board of Directors. Such determination by the Board of Directors shall be effective only if it is made by the Board of Directors prior to the occurrence of the event which would otherwise be a Change in Control, or after such event if made by the Board of Directors, a majority of which is composed of the same



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         members as constituted the Board of Directors immediately prior to the event that would otherwise be a Change in Control.

                  (i) Code: The Internal Revenue Code of 1986, as amended.

                  (j) Company: Marsh Supermarkets, Inc., an Indiana corporation, and any successor, purchaser, or transferee of the operating assets and business of Marsh Supermarkets, Inc. that elects to continue the Plan.

                  (k) Company Stock: Class A or Class B common stock of the Company, as determined by the Administrator in its sole discretion.

                  (l) Compensation: A Participant's "Compensation" for the Plan Year as defined at Section 2.1(p) of the 401(k) Plan; provided, however, that the Participant's Compensation in excess of $150,000 (as adjusted for cost-of-living under Section 401(a)(17)(B) of the Code) shall be taken into account and Compensation shall include Elective Deferrals under the Plan.

                  (m) Deferred Compensation Account: The bookkeeping account maintained by the Employer to which a Participant's Elective Deferrals and earnings thereon are credited.

                  (n) Disability: A physical or mental illness resulting in a "Total Disability" as defined at Section 2.26 of the Pension Plan.

                  (o) Early Retirement: Separation from Service at any time after the Participant's 55th birthday.

                  (p) Effective Date: January 1, 1997.



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                  (q) Elective Deferrals: The amount for the Plan Year, if any, credited to a Participant's Deferred Compensation Account pursuant to
         Section 4.2.

                  (r) Employee: Any Highly Compensated Employee.

                  (s) Employer: The Company and any Adopting Company.

                  (t) Employer Matching Amount: The number of hypothetical shares of Company Stock for the Plan Year, if any, credited to a Participant's Matching Account pursuant to Section 4.3.

                  (u) Employer Matching Contributions: The contributions made by the Employer to the 401(k) Plan as defined at Section 2.1(cc) of the 401(k) Plan.

                  (v) Fair Market Value: The closing sale prices per share of the Company Stock on the NASDAQ National Market.

                  (w) 401(k) Dollars: The amount of Aggregate Deferral Dollars that is contributed and allocated to the Participant's account under the 401(k) Plan.

                  (x) 401(k) Plan: The Marsh Supermarkets, Inc. 401(k) Plan.

                  (y) Grandfathered Benefit Account: The bookkeeping account maintained by the Employer to which a Participant's Grandfathered Benefit Amounts and any earnings thereon are credited.

                  (z) Grandfathered Benefit Amount: The number of hypothetical shares of Company Stock for the Plan Year, if any, credited to a Participant's Grandfathered Benefit Account pursuant to Section 4.4.

                  (aa) Grandfathered Contributions: Contributions made by the Employer to the 401(k) Plan as described at Section 4.1 of the 401(k) Plan.



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                  (bb) Highly Compensated Employee: A "Highly Compensated
         Employee" as defined at Section 2.1(mm) of the 401(k) Plan.

                  (cc) Matching Account: The bookkeeping account maintained by the Employer to which Employer Matching Amounts and any earnings thereon are credited.

                  (dd) Matching Contribution Account: The account described at
         Section 2.1(ss) of the 401(k) Plan to which is credited Employer Matching Contributions.

                  (ee) MDCP Supplemental Trust: The Marsh Deferred Compensation Plan Supplemental Income Trust.

                  (ff) Normal Retirement: Separation from Service at any time after the Participant's 65th birthday.

                  (gg) Participant: An Employee who is participating or has participated in the Plan by entering into a Salary Deferral Agreement, or who is eligible or has been eligible to be credited with a Grandfathered Benefit Amount or a Profit Based Matching Amount.

                  (hh) Pension Plan: The Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries.

                  (ii) Plan: The Marsh Deferred Compensation Plan as set forth in this document and as amended from time to time.

                  (jj) Plan Year: The twelve-month period from January 1 to December 31.

                  (kk) Potential Change in Control: The happening of any one of the following events:



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                           (1) The shareholders of the Company approve an
                  agreement, the consummation of which would result in a Change in Control; or

                           (2) Any person or entity, including a "group" (as
                  defined in Section 13(d)(3) of the Securities Exchange Act of
                  1934), other than the Company or a benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities that may be cast for the election of the Board of Directors and the Board of Directors adopts a resolution to the effect that a Potential Change in Control has occurred.

                  Notwithstanding the occurrence of any of the foregoing events, the Board of Directors may determine that an event otherwise constituting a Potential Change in Control under Section 2(jj)(1) shall not be considered a Potential Change in Control for purposes of the Plan because such event has been approved by the Board of Directors. Such determination by the Board of Directors shall be effective only if it is made by the Board of Directors prior to the occurrence of the event which would otherwise be a Change in Control, or after such event if made by the Board of Directors, a majority of which is composed of the same members as constituted the Board of Directors immediately prior to the event that would otherwise be a Change in Control.

                  (ll) Profit Based Matching Account: The bookkeeping account maintained by the Employer to which a Participant's Profit Based Matching Amounts and any earnings thereon are credited.



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                  (mm) Profit Based Matching Amount: The number of hypothetical shares of Company Stock for the Plan Year, if any, credited to a Participant's Profit Based Matching Account pursuant to Section 4.5.

                  (nn) Profit Based Matching Contributions: Contributions made by the Employer to the 401(k) Plan as described at Section 4.4 of the 401(k) Plan.

                  (oo) Retirement Committee: The Retirement Committee of the Pension Plan.

                  (pp) Salary Deferral Agreement: The agreement between a Participant and the Employer to defer receipt by the Participant of Compensation not yet earned under the Plan and the 401(k) Plan.

                  (qq) Salary Reduction Contributions: Contributions made by the Employer to the 401(k) Plan as described at Section 4.2 of the 401(k) Plan.

                  (rr) Separation from Service: Termination of employment for any reason with the Company and all Adopting Companies.

                  (ss) SRP: The Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries.

                  (tt) Year of Service: Each Year of Vesting Service credited to an Employee under the 401(k) Plan.




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                                   ARTICLE III
                                  PARTICIPATION


         3.1 Participation. An Employee may become a Participant in the Plan as provided in (a) or (b) below.

                  (a) An Employee who elects to make the maximum Salary Reduction Contributions permitted under the 401(k) Plan may become a Participant by completing a Salary Deferral Agreement and by submitting it to the person designated by the Administrator prior to the beginning of any Plan Year. The Participant must elect in the Salary Deferral Agreement to reduce his Compensation by an amount not less than six percent (6%) of his Compensation (or such other percentage of Compensation as determined by the Administrator in its sole discretion) nor more than fifteen percent (15%) of his Compensation. The Salary Deferral Agreement shall be effective on the first day of the Plan Year and shall be irrevocable for the Plan Year; provided, however, that the Participant may terminate his Salary Deferral Agreement at any time by written notice to the Administrator effective as soon as administratively practicable after such notice of termination is received by the Administrator. A new Salary Deferral Agreement must be filed for each Plan Year and must be submitted to the person designated by the Administrator prior to the beginning of the Plan Year.

                  (b) An Employee shall become a Participant, regardless of whether he completes a Salary Deferral Agreement as provided in Section 3.1(a), if he is or has been entitled to be credited with either a Grandfathered Benefit Amount or a Profit Based Matching Amount.




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                                   ARTICLE IV
                                ACCOUNTS; VESTING


         4.1 Establishment of Accounts. There shall be established for each Participant, as applicable, a Deferred Compensation Account, Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account.

         4.2 Deferred Compensation Account. The amount of Elective Deferrals credited to a Participant's Deferred Compensation Account shall be equal to the amount by which the Aggregate Deferral Dollars the Participant elects to defer pursuant to a Salary Deferral Agreement exceeds his 401(k) Dollars. Elective Deferrals shall be credited to the Participant's Deferred Compensation Account at such times as determined by the Administrator in its sole discretion.

         4.3 Matching Account. An Employer Matching Amount may be credited each Plan Year to a Participant's Matching Account in the sole discretion of the Administrator. However, until otherwise provided by the Administrator, the Employer Matching Amount shall be equal to the number of hypothetical shares of Company Stock that could be purchased by (i) twenty-five percent (25%) of a Participant's Aggregate Deferral Dollars up to six percent (6%) of Compensation, reduced by (ii) the amount of Employer Matching Contributions contributed to his Matching Contribution Account under the 401(k) Plan. The Employer Matching Amount shall be credited at such time as determined by the Administrator in its sole discretion to the Matching Account of each Participant, including a Participant who had a Separation from Service during the Plan Year.




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         The number of hypothetical shares of Company Stock credited pursuant to this Section 4.3 (carried to two decimal places) shall be based on the Fair Market Value of such Company Stock on the last day of the calendar quarter (or on the next day the NASDAQ National Market is open if closed on such date) or at such other time as determined by the Administrator in its sole discretion. The number of hypothetical shares in the Participant's Matching Account shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in such Company Stock.

         4.4 Grandfathered Benefit Account. The Grandfathered Benefit Account of an Employee who has not been selected to participate in the SRP and who would have received an allocation of a Grandfathered Contribution under Section 5.2(a) of the 401(k) Plan for a Plan Year if he were not a Highly Compensated Employee shall be credited with a Grandfathered Benefit Amount equal to the number of hypothetical shares of Company Stock that could have been purchased with the amount of the Grandfathered Contribution he would have received under the 401(k) plan; provided, however, that the amount of such Grandfathered Contribution shall be determined based on Compensation under the Plan. The Grandfathered Benefit Amount shall be credited at such time as determined by the Administrator in its sole discretion.

         The number of hypothetical shares of Company Stock credited pursuant to this Section 4.4 (carried to two decimal places) shall be based on the Fair Market Value of such Company Stock on the last day of the Plan Year (or on the next day the NASDAQ National Market is open if closed on such date) or at such other time as determined by the Administrator in its sole discretion. The number of hypothetical shares in the Participant's Grandfathered Benefit




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Account shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in such Company Stock.

         4.5 Profit Based Matching Account. The Profit Based Matching Account of an Employee who has not been selected to participate in the SRP and who would have received an allocation of a Profit Based Matching Contribution under
Section 5.2(c) of the 401(k) Plan for a Plan Year if he were not a Highly Compensated Employee shall be credited with a Profit Based Matching Amount equal to the number of hypothetical shares of Company Stock that could have been purchased with the amount of the Profit Based Matching Contribution he would have received under the 401(k) Plan; provided, however, that the amount of such Profit Based Matching Contribution shall be determined based on Compensation under the Plan. The Profit Based Matching Amount shall be credited at such time as determined by the Administrator in its sole discretion.

         The number of hypothetical shares of Company Stock credited pursuant to this Section 4.5 (carried to two decimal places) shall be based on the Fair Market Value of such Company Stock on the last day of the Plan Year (or on the next day the NASDAQ National Market is open if closed on such date) or at such other time as determined by the Administrator in its sole discretion. The number of hypothetical shares in the Participant's Profit Based Matching Account shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in such Company Stock.

         4.6 Earnings Credited to Deferred Compensation Account. At such times as determined by the Administrator in its sole discretion, but not less frequently than once each



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Plan Year, the Employer shall credit the Deferred Compensation Account of each
Participant with additions computed at the rate which is the greater of seven percent (7%) per annum, compounded annually, or the rate of return for the appropriate period on one or more investment funds of the 401(k) Plan as selected by the Administrator in its sole discretion.

         Such additions shall continue to be credited to the Deferred Compensation Account of a Participant after his Separation from Service until the last day of the calendar quarter immediately preceding the calendar quarter during which the balance of such Account is paid in full to the Participant or his Beneficiary.

         4.7 Earnings Credited to Matching Account, Grandfathered Benefit Account and Profit Based Matching Account. At such times as determined by the Administrator in its sole discretion, but not less frequently than once each Plan Year, the Employer shall credit the Matching Account, Grandfathered Benefit Account and Profit Based Matching Account of each Participant with additions equal to the number of hypothetical shares of Company Stock that could have been purchased by an amount equal to the cash dividends paid during the Plan Year, if any, on the number of hypothetical shares of Company Stock in the Account.

         Such additions shall continue to be credited to the Matching Account, Grandfathered Account and Profit Based Matching Account of a Participant after his Separation from Service until the last day of the calendar quarter immediately preceding the calendar quarter during which the balance of such Account is paid in full to the Participant or his Beneficiary.

         4.8 Vesting. A Participant shall always be 100 percent vested in his Deferred Compensation Account and his Grandfathered Benefit Account. A Participant shall be




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"vested" (i.e., entitled to a specified percentage) in his Matching Account and his Profit Based Matching Account based on Years of Service in accordance with the following vesting table:

                                                              Vested Percentage of
        Years of Service                                             Account
        ----------------                                             -------

          Fewer than 5                                                   0%
          5 or More                                                    100%

Notwithstanding the above vesting table, a Participant shall be 100 percent vested in his Matching Account and his Profit Based Matching Account if he has a Separation from Service on account of death, Disability, Early Retirement, or Normal Retirement, or in the event of a Change in Control or Potential Change in Control as provided in Article X.




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                                    ARTICLE V
                               PAYMENT OF BENEFITS


         5.1 Eligibility for Payment. Payments from a Participant's Accounts shall be made only upon Separation from Service; provided, however, that payments may be made from a Participant's Deferred Compensation Account upon the occurrence of a "financial hardship" as described in Section 5.6.

         5.2 Separation from Service. A Participant whose Separation from Service is on account of death, Disability, Early Retirement, or Normal Retirement shall be entitled to 100 percent of his Deferred Compensation Account, Grandfathered Benefit Account, Matching Account, and Profit Based Matching Account. A Participant whose Separation from Service is for any other reason shall be entitled to 100 percent of his Deferred Compensation Account and Grandfathered Benefit Account and the vested percentage (determined pursuant to Section 4.8) of his Matching Account and Profit Based Matching Account. The portion of the Participant's Matching Account and Profit Based Matching Account which is not vested shall be forfeited at the time of Separation from Service.

         5.3 Time of Payment. A Participant whose Separation from Service is on account of Disability, Early Retirement, or Normal Retirement shall be entitled to elect the time his payment under the Plan commences; provided, however, that such payment shall commence no later than ninety (90) days after the end of the calendar quarter during which the Participant attains age seventy (70). Payment to a Participant (or his Beneficiary) whose Separation from




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Service is for any other reason (including death) shall commence within ninety
(90) days after the end of the calendar quarter during which the Participant's Separation from Service occurs.

         A Participant's election as to the time of payment shall be made at any time on or before the last day of the Plan Year immediately preceding the Plan Year during which the Participant's Separation from Service occurs. If no election is made before the end of such Plan Year, the payment shall be made within ninety (90) days after the end of the calendar quarter during which the Participant's Separation from Service occurs.

         5.4 Form of Payment. A Participant whose Separation from Service is on account of Disability, Early Retirement, or Normal Retirement may elect payment in one of the following forms:

                  (a) One lump sum payment, or

                  (b) Payment in annual installments over a period not exceeding five (5) years. Unless otherwise determined by the Administrator in is sole discretion, the amount of each such annual installment shall be equal to the amount determined by dividing the Participant's total remaining vested benefit under the Plan as of the date thereof by the number of installments (including such installment) remaining to be paid to such Participant.

Payment to a Participant (or his Beneficiary) whose Separation from Service is for any other reason (including death) shall be made in a single lump sum.

         A Participant's election as to the form of payment shall be made at any time on or before the last day of the Plan Year immediately preceding the Plan Year during which the

Participant's Separation from Service occurs. If no election is made before the end of such Plan Year, the payment shall be made in a single lump sum.

         5.5 Medium of Payment. The payment of a Participant's benefit under this Plan shall be made in cash.

         5.6 Hardship Withdrawal. A Participant may request a withdrawal of all or any portion of his Deferred Compensation Account on account of "financial hardship." For this purpose, the term "financial hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152 of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Withdrawals for foreseeable expenditures normally budgetable, such as a down payment on a home or purchase of an auto or college expenses, will not be permitted, nor will any withdrawal be permitted to the extent that such hardship is or may be relieved:

                  (a) through reimbursement by insurance or otherwise; or

                  (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

The Administrator shall review the request and determine whether payment of any amount is justified; and if so, how much is reasonably necessary to be paid to meet the emergency. Any such payment shall be debited to the Participant's Deferred Compensation Account, and the balance remaining in the Participant's Deferred Compensation Account shall be payable in accordance with otherwise applicable provisions of the Plan.

         A Participant who elects to make a hardship withdrawal of any portion of his Deferred Compensation Account pursuant to this Section 5.6 shall not be eligible to make Elective Deferrals until the Plan Year that first occurs after the expiration of twelve (12) months from the date of such hardship withdrawal. A Participant who is suspended from making Elective Deferrals pursuant to this
Section 5.6 shall remain a Participant even though he may not resume making Elective Deferrals until after the period of his ineligibility has expired and until he has completed and submitted to the person designated by the Administrator a new Salary Deferral Agreement. Any suspension of a Participant shall have no effect upon his rights under the Plan, except as expressly limited by this Section 5.6, and earnings shall be credited to his Deferred Compensation Account as in the case of all Participants.

                                   ARTICLE VI
                                  BENEFICIARIES


         6.1 Designation of Beneficiary. Each Participant may from time to time designate a Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation, or revocation thereof, shall be in a form prescribed by the Administrator and will be effective only when filed with the person designated by the Administrator.

         6.2 Failure to Designate a Beneficiary. If the Participant has no designation of a Beneficiary in effect at the time of his death, or if no designated Beneficiary survives the Participant, his Plan benefits shall be payable in the following order of priority:

                  (a) to the surviving spouse;

                  (b) to the children, including adopted children, of the Participant in equal shares, per stirpes: or if none survive,

                  (c) to the surviving natural parents of the Participant, in equal shares; or if neither survives,

                  (d) to the estate of the Participant.

                                   ARTICLE VII
                      PLAN ADMINISTRATION AND CLAIMS REVIEW


         7.1 Plan Administrator. The Administrator shall have the sole responsibility for the administration of the Plan and shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. The Administrator may delegate its responsibilities under the Plan, which include, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by a Participant in filing a Salary Deferral Agreement or by a Participant or Beneficiary in filing an application for benefits;

                  (c) to determine the times and methods for crediting earnings to a Participant's Account;

                  (d) to review a Participant's request for a hardship withdrawal under Section 5.6 and determine whether payment of any amount is justified and the amount reasonably necessary to meet the hardship;

                  (e) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel; and

                  (f) to review a claim by a Participant or Beneficiary. The individual to whom any of these duties are delegated shall not be disqualified from becoming a Participant, but all decisions with regard to his participation in the Plan, including the functions described above with regard to him, shall be made by the Administrator. The

Administrator reserves the right at any time by written notice to remove the delegatee and name another individual, or to conduct the day-to-day administration itself.

         7.2 Appointment of Administrator. The Administrator shall serve at the pleasure of the Board of Directors, which may remove the Administrator at any time and appoint an individual or committee to serve as Administrator.

         7.3 Claims Procedure. The Administrator or its delegatee shall make all initial determinations regarding a claim for benefits. Any denial of a claim for benefits made by a Participant or Beneficiary shall be stated in writing and delivered or mailed to the Participant or Beneficiary. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood by a layman, and containing specific reference to pertinent provisions of this Plan document on which such denial is based. In addition, the Participant or Beneficiary whose claim for benefits has been denied shall have the opportunity, within sixty (60) days after receipt of the written denial, to submit a written request that the decision denying the claim be reviewed by the Administrator. Such request must be addressed to P. Lawrence Butt, Senior Vice President, Counsel & Secretary, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350. If the claimant does not request a review of the denial of his claim within such sixty (60) day period, the determination shall be final, conclusive and binding.

         Within sixty (60) days after the receipt of a request for review, the Administrator will review the denial of the claim. After considering all materials presented by the claimant, the Administrator will render a written opinion, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, P. Lawrence Butt will so notify the Claimant on behalf of the Administrator, and the Administrator will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review. Any determination or decision of the Administrator on review of the denial of the claim shall be final, conclusive and binding.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION


         8.1 Amendment. The Company reserves the right to amend this Plan at any time or from time to time by resolution of its Board of Directors; provided, however, that any such amendment shall not operate retroactively so as to affect adversely any vested rights to which a Participant or his Beneficiary is entitled under the Plan prior to any such action.

         8.2 Termination. Although the Company has established this Plan with the expectation to maintain the Plan indefinitely, the Company may terminate the Plan in whole or in part at any time without any liability for such termination. Upon Plan termination, the crediting under the Plan of all Elective Deferrals, Employer Matching Amounts, Grandfathered Benefit Amounts, and Profit Based Matching Amounts, and the crediting of earnings on such Accounts, shall cease.

                                   ARTICLE IX
                            PROHIBITION ON ALIENATION


         9.1 Prohibition on Alienation. No Participant or Beneficiary shall have the right to assign, alienate or otherwise encumber any benefit payable under the Plan, and any attempt to do so shall be void. None of the benefits payable to a Participant or Beneficiary under the Plan shall be subject to the Participant's or Beneficiary's debts or liabilities or claims of the Participant's or Beneficiary's creditors, nor shall the benefits be subject to attachment, garnishment or other legal process by such creditors.

                                    ARTICLE X
                CHANGE IN CONTROL OR POTENTIAL CHANGE IN CONTROL


         10.1 Change in Control or Potential Change in Control. In the event of a Change in Control of the Company, a Participant or Beneficiary shall immediately have nonforfeitable rights to all benefits under this Plan, including the balances of his Matching Account and Profit Based Matching Account. In the event of a Change in Control or Potential Change in Control, or at such other times as the Board of Directors shall determine, the Company shall either contribute an amount to the MDCP Supplemental Trust sufficient to provide payment of all benefits to which the Participants or Beneficiaries would be entitled under the Plan as of the date on which the Change in Control or Potential Change in Control occurs or distribute such amount to the Participants or Beneficiaries or to trusts or accounts designated by the Participants or Beneficiaries. The contribution to the MDCP Supplemental Trust or the distribution described in this Section 10.1 shall be made in cash.

                                   ARTICLE XI
                              TERMINATION FOR CAUSE


         11.1 Termination for Cause: If the Participant has a Separation from Service due to termination of employment for Cause prior to a Change in Control or a Potential Change in Control, any unpaid balance from his Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account shall be forfeited and the Administrator shall notify the Participant of such forfeiture in writing. Payments from a Participant's Deferred Compensation Account shall not be affected by termination of employment for Cause. The exercise by the Employer of any right or remedy hereunder shall not be a waiver of or preclude the exercise of any other right or remedy the Employer may have against the Participant, and any forbearance by the Employer in exercising any right or remedy hereunder shall not be a waiver of or preclude the later exercise of such right or remedy.

                                   ARTICLE XII
                                  MISCELLANEOUS


         12.1 Plan Unfunded. The payments to the Participant or Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Employer's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Employer.

         12.2 No Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions by the Participant, Beneficiary, Administrator or any other person or entity shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Employer and the Participant or Beneficiary.

         12.3 No Contract of Employment. Nothing contained in this Plan shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Employer in his present capacity, or in any capacity. It is expressly understood by the parties hereto that this Plan relates to the payment of deferred compensation for the Participant's services, payable after termination of his employment with the Employer, and is not intended to be an employment contract.

         12.4 Gender; Number. In this Plan, the singular shall include the plural and the male designation shall include the female and the neuter, and vice versa, except where the context expressly requires otherwise.

         12.5 Choice of Law. This Plan, and the rights of the parties hereunder, shall be governed by and construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of the State of Indiana.

         IN WITNESS WHEREOF, Marsh Supermarkets, Inc. has caused this Plan to be executed on this 25th day of September, 1998, by its duly authorized officers.


                                          MARSH SUPERMARKETS, INC.



                                          By: /s/ Don E. Marsh
                                              ---------------------------------

                                          Title: President and Chief
                                                 Executive Officer
                                                 ------------------------------

ATTEST:


/s/ P. Lawrence Butt
---------------------------------
Secretary